Filed Pursuant to Rule 424(b)(5)
Registration No. 333-169856

PROSPECTUS SUPPLEMENT

(To the Prospectus dated October 18, 2010)

2,926,830 Shares

Common Stock

We are offering 2,926,830 shares of our common stock. Our common stock is listed for trading on The NASDAQ Global Market under the symbol “OMER.” On June 26, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $13.25 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$10.25	$30,000,008
Underwriting discount	0.56	1,650,000
Proceeds, before expenses, to us	9.69	28,350,008

The underwriters may also purchase up to an additional 439,024 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any. If the underwriters exercise this option in full, the total discount and commission will be $1,897,500, and the total net proceeds to us, before expenses, will be $32,602,504.

The underwriters expect to deliver the shares against payment on or about July 2, 2012.

Joint Book-Running Managers

Cowen and Company	Deutsche Bank Securities

Co-Managers

Canaccord Genuity	Wedbush PacGrow Life Sciences

The date of this prospectus supplement is June 27, 2012

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100 million of which this offering is a part. As of the date of this prospectus supplement, we have not sold any securities under the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Company,” “Omeros,” “we,” “us,” and “our” refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, which are subject to the safe harbor created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “should,” “will,” “would,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to, statements regarding:

•	our ability to complete the second Phase 3 trial for OMS302 during the second half of 2012;

•	our ability to complete the first Phase 3 trial for OMS103HP in arthroscopic partial meniscectomy surgery during the second half of 2012;

•	our ability to begin the second Phase 3 trial for OMS103HP following discussions with European regulatory authorities;

•	our ability to raise capital under our equity line financing facility or otherwise access the capital markets;

•	our expectations regarding the clinical benefits of our product candidates;

•	our expectation that 2014 is the earliest year in which any of our product candidates will be commercially available or generate revenue;

•	our anticipation that we will rely on contract manufacturers to develop and manufacture our products for commercial sale;

•	the extent of protection that our patents provide and our pending patent applications may provide, if patents issue from such applications, to our technologies and programs;

•	our estimate regarding how long our existing cash, cash equivalents and short-term investments will be sufficient to fund our anticipated operating expenses, capital expenditures and note payments;

•

our involvement in potential claims and legal proceedings, the expected course and costs of existing claims and legal proceedings, and the potential outcomes and effects of both existing and potential claims and legal proceedings on our business, prospects, financial condition and results of operations; and

•	our expected financial position, performance, growth, expenses, the magnitude of our net losses and the availability of resources.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

We are a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products targeting inflammation, coagulopathies and disorders of the central nervous system. Our most clinically advanced product candidates are derived from our proprietary PharmacoSurgery™ platform and are designed to improve clinical outcomes of patients undergoing ophthalmological, arthroscopic, urological and other surgical and medical procedures. Our PharmacoSurgery platform is based on low-dose combinations of therapeutic agents delivered directly to the surgical site throughout the duration of the procedure to preemptively inhibit inflammation and other problems caused by surgical trauma and to provide clinical benefits both during and after surgery. Our co-lead PharmacoSurgery product candidates are OMS302 and OMS103HP, which are designed for use during cataract and other lens replacement surgery and arthroscopic partial meniscectomy, respectively. We are currently conducting Phase 3 clinical trials on both OMS302 and OMS103HP. We also have two other programs in clinical development, OMS201 for use during urological procedures and OMS403 for the treatment and prevention of addiction to substances of abuse. In addition, we have a diverse pipeline of preclinical programs as well as a platform capable of unlocking new drug targets. For each of our product candidates and programs, we have retained all manufacturing, marketing and distribution rights.

Omeros®, the Omeros logo®, nura™, and PharmacoSurgery® are trademarks of Omeros Corporation in the United States and other countries.

Our Product Pipeline

Our clinical product candidates and pipeline of development programs consist of the following:

Program	Targeted Procedure/Disease	Development Status	Next Expected Milestone	Worldwide Rights
Clinical Programs
OMS302 – Ophthalmology	Intraocular Lens Replacement Surgery	Phase 3	Announce Results from Second Phase 3 Trial	Omeros
OMS103HP – Arthroscopy	Arthroscopic Meniscectomy	Phase 3	Announce Results from First Phase 3 Trial	Omeros
OMS201 – Urology	Ureteroscopy	Phase 1/2	Design Phase 2 Trial	Omeros

PPARg (OMS403)	Opioid, Nicotine and Alcohol Addiction	Phase 2	Complete Phase 2 Trials	Omeros
Preclinical Programs
PDE10 (OMS824)	Schizophrenia/Cognitive Disorders	Preclinical	Initiate Phase 1 Trial	Omeros
PDE7 (OMS527)	Addictions and Compulsive Disorders; Movement Disorders	Preclinical	Initiate Phase 1 Trial	Omeros (Compounds In-Licensed)
MASP-2 (OMS721)	aHUS, PNH, AMD, Transplant, Ischemia Reperfusion Injury	Preclinical	Initiate Phase 1 Trial	Omeros (In-licensed)
Plasmin (OMS616)	Surgical and Traumatic Bleeding	Preclinical	Initiate Phase 1 Trial	Omeros (In-licensed)
GPCR Program	Multiple Disorders	Platform	Continue Drug Discovery for Orphan GPCRs	Omeros

Recent Developments

OMS302 - Ophthalmology

We are developing OMS302, our PharmacoSurgery product candidate for use during intraocular lens replacement, or ILR, surgery, including cataract and other lens replacement surgery. OMS302 is a proprietary combination of ketorolac, an anti-inflammatory active pharmaceutical ingredient, or API, and phenylephrine, a mydriatic API. OMS302 is added to standard irrigation solution used in ILR procedures and delivered during the procedure directly to the surgical site to maintain intraoperative mydriasis, to prevent surgically induced miosis, and to reduce postoperative pain and irritation. Drugs approved by the U.S. Food and Drug Administration, or FDA, that contain each of these APIs have been used in ophthalmological clinical practice for more than 15 years, and both APIs are contained in generic, FDA-approved drugs.

In the first quarter of 2012, we reported data on our initial Phase 3 clinical trial of OMS302. It was a multicenter, double-blind, placebo-controlled clinical trial that included 405 patients randomized 1:1 to receive either OMS302 or placebo. The primary endpoint of the trial was maintenance of intraoperative mydriasis, and the principal secondary endpoint was reduction of postoperative ocular pain. OMS302 met the primary endpoint by demonstrating statistically significant (p<0.00001) maintenance of intraoperative mydriasis. The product candidate also demonstrated statistical superiority (p<0.0001) over placebo in reduction of ocular pain in the early postoperative period. In addition to statistical superiority over placebo in maintenance of mydriasis and the principal secondary endpoint of reduced postoperative pain, OMS302 achieved p-values of less than 0.05 in a series of other clinically relevant measures. In this study, OMS302 was well-tolerated. The most common adverse events were those related to surgery, specifically eye pain, eye inflammation, headache and increased intraocular pressure. The incidence of these adverse events was similar between OMS302 and placebo-treated patients.

In April 2012 we began a second Phase 3 clinical trial of OMS302. We expect to enroll approximately 400 patients undergoing ILR procedures in the trial, which will be randomized, double-blind, placebo-controlled and multicenter. This clinical trial will evaluate the same efficacy and safety measures as our earlier successful Phase 2b and Phase 3 trials. We expect to complete the trial and report data in the second half of 2012.

OMS302 previously has been evaluated in Phase 1/Phase 2, Phase 2b and Phase 3 clinical trials, in subjects undergoing cataract extraction and lens replacement procedures and refractive lens exchange. Although the results from these clinical trials of OMS302 are encouraging, we cannot assure you that they will be predictive of the results obtained from later trials, including those in our second Phase 3 clinical trial evaluating OMS302 in ILR procedures, or that OMS302 will receive marketing approval.

OMS103HP - Arthroscopy

We are developing OMS103HP, our PharmacoSurgery product candidate for use during arthroscopic partial meniscectomy surgery. OMS103HP was designed to provide a multimodal approach to preemptively block the inflammatory cascade induced by arthroscopy by using a proprietary combination of anti-inflammatory/analgesic APIs, each with well-known safety and pharmacologic profiles. Each of the APIs are components of generic, FDA-approved drugs that have been marketed in the United States as over-the-counter or prescription drug products for over 15 years and have established and well-characterized safety profiles for their approved indications.

We are evaluating OMS103HP in a Phase 3 program for its safety and ability to improve postoperative joint function and reduce pain following arthroscopic partial meniscectomy surgery. We intend the clinical program for OMS103HP to consist of two trials. We expect to receive data from the first trial in the second half of 2012. We are preparing for discussions with European regulatory authorities regarding the second Phase 3 clinical trial and, assuming sufficient resources, plan to begin that trial following completion of those discussions.

Company Information

We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 1420 Fifth Avenue, Suite 2600, Seattle, Washington 98101, and our telephone number is (206) 676-5000. Our web site address is www.omeros.com. The information on, or that can be accessed through, our web site is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	2,926,830 shares.

Overallotment option	Up to 439,024 additional shares of our common stock to cover overallotments, if any. This option is exercisable by the underwriters, in whole or in part, for a period of 30 days from the date of the final prospectus supplement.

Common stock to be outstanding immediately after this offering	25,378,667 shares, or 25,817,691 shares if the overallotment is exercised in full.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including expenses related to the clinical development of OMS302 and OMS103HP, as well as for research and development expenses, such as funding preclinical studies and clinical trials, capital expenditures, working capital and otherwise advancing our product candidates towards commercialization. See “Use of Proceeds” on page S-27 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

NASDAQ Global Market listing	Our common stock is listed on The NASDAQ Global Market under the symbol “OMER.”

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 22,451,837 shares outstanding as of March 31, 2012, and excludes as of that date:

•	4,167,184 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.61 per share;

•	609,016 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $23.85 per share;

•	2,187,800 shares of common stock available for future grants under our 2008 equity incentive plan; and

•	4,427,562 shares of common stock available for future issuance under our equity line of credit with Azimuth Opportunity, Ltd., or Azimuth.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their overallotment option to purchase additional shares of common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” beginning on page 4 of the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Product Candidates, Programs and Operations

Our success may largely depend on the success of our co-lead PharmacoSurgery product candidates, OMS302 and OMS103HP, and we cannot be certain that either of them will receive regulatory approval or be successfully commercialized. If we are unable to commercialize OMS302 or OMS103HP, or experience significant delays in doing so, our business may be materially harmed.

We are a biopharmaceutical company with no products approved for commercial sale and we have not generated any revenue from product sales. We have incurred, and expect to continue to incur, significant costs relating to the development and commercialization of our co-lead product candidates – OMS302 for use during ILR procedures and OMS103HP for use during arthroscopic partial meniscectomy surgery. We have not yet obtained regulatory approval to market either of these product candidates for any indication in any jurisdiction and we may never be able to obtain approval or, if approvals are obtained, to commercialize either of these product candidates successfully.

We are conducting a Phase 3 clinical program that is evaluating OMS302 in patients undergoing ILR procedures. We expect this clinical program to consist of two trials that will enroll both cataract surgery and refractive lens exchange patients. In the first Phase 3 clinical trial, which we completed in March 2012, OMS302 achieved the primary endpoint of maintenance of intraoperative mydriasis. We expect to receive data from the second Phase 3 clinical trial during the second half of 2012. We can provide no assurance that the data from the second clinical trial will demonstrate a drug effect or that the trial will meet its co-primary endpoints – maintenance of intraoperative mydriasis and reduction of ocular pain in the early postoperative period – or that additional trials will not be required by regulatory authorities. If the data from the second Phase 3 trial do not demonstrate a drug effect or if the trial fails to meet both of its co-primary endpoints, our stock price may decline significantly and we may terminate any further development activities in the OMS302 program. Further, if the second clinical trial of OMS302 is delayed, we may be significantly delayed in seeking, or be unable to seek, marketing approval of the product candidate.

In addition, we are conducting a Phase 3 clinical program evaluating OMS103HP in patients undergoing partial meniscectomy surgery. This clinical program is planned to consist of two trials. We expect to receive data from the first trial in the second half of 2012. We are preparing for discussions with European regulatory authorities regarding the second Phase 3 clinical trial and, assuming sufficient resources, plan to begin that trial following completion of those discussions. OMS103HP demonstrated a drug effect in an earlier Phase 2 clinical trial in patients undergoing partial meniscectomy; however, we can provide no assurance that data from the ongoing Phase 3 meniscectomy program will demonstrate a drug effect or that the trials will meet their pre-specified efficacy endpoints or that additional trials will not be required by regulatory authorities. Also, we can provide no assurances that we will have sufficient resources to conduct the second clinical trial on schedule or at all. If we are delayed or unable to commence and complete the second clinical trial, we may be significantly delayed in seeking, or be unable to seek, marketing approval of OMS103HP.

In the first quarter of 2011, we announced that OMS103HP failed to meet pre-specified efficacy endpoints in a Phase 3 clinical program in patients undergoing arthroscopic ACL reconstruction surgery. Although we believe that data from a prior Phase 1/Phase 2 clinical trial of OMS103HP in ACL reconstruction show a drug effect in that indication, we were unable to draw any conclusions about its effect in the Phase 3 program due to confounding factors. We have no plans to conduct additional ACL reconstruction trials at this time.

We expect to incur significant clinical development and commercialization costs related to OMS302 and OMS103HP. If the resulting data for one or both of these product candidates are not positive or if we are delayed or are unable to begin or complete the clinical trials, our business and prospects could be harmed materially and the trading price of our stock could decline significantly. Even if the data are positive for either of our lead product candidates, the FDA and other regulatory authorities may decide that our clinical trials or data are insufficient for approval of these product candidates and require additional preclinical, clinical or other studies. If these product candidates do not subsequently receive regulatory approval or if approval is delayed beyond our expectations, or if we are unable to commercialize either product candidate successfully, we may not be able to generate revenue, become profitable, fund the development of our other product candidates or preclinical development programs or continue our operations.

We are subject to extensive government regulation, including the requirement of approval before our product candidates may be marketed.

Both before and after approval of our product candidates, we, our product candidates, and our suppliers and contract manufacturers are subject to extensive regulation by governmental authorities in the United States and other countries, covering, among other things, testing, manufacturing, quality control, labeling, advertising, promotion, distribution, and import and export. Failure to comply with applicable requirements could result in, among other things, one or more of the following actions: warning letters; unanticipated expenditures; delays in approval or refusal to approve a product candidate; product recall or seizure; interruption of manufacturing or clinical trials; operating restrictions; injunctions; criminal prosecution and civil or criminal penalties including fines and other monetary penalties. We, the FDA or an independent Institutional Review Board or Ethics Committee may suspend or terminate human clinical trials at any time on various grounds, including a finding that the patients are being exposed to an unacceptable health risk or because of the way in which the investigators on which we rely carry out the trials.

Our product candidates cannot be marketed in the United States without FDA approval, and can only be marketed for the indications, if any, for which they may be approved. The FDA has not approved any of our product candidates for sale in the United States. All of our product candidates are in development, and will have to be approved by the FDA before they can be marketed in the United States. Obtaining FDA approval requires substantial time, effort, and financial resources, and may be subject to both expected and unforeseen delays, and there can be no assurance that any approval will be granted on a timely basis, if at all.

The FDA may decide that our data are insufficient for approval of our product candidates and require additional preclinical, clinical or other studies. As we develop our product candidates, we periodically discuss with the FDA clinical, regulatory and manufacturing matters, and our views may, at times, differ from those of the FDA. For example, the FDA regulates those of our product candidates consisting of two or more active ingredients as combination drugs under its Combination Drug Policy. The Combination Drug Policy requires that we demonstrate that each active ingredient in a drug product contributes to the product’s effectiveness. The FDA has questioned the means by which we intend to demonstrate such contribution and whether available data and information demonstrate contribution for each active ingredient in OMS103HP. If we are unable to resolve these questions, we may be required to provide additional information, which may include the results of additional preclinical studies or clinical trials.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate for regulatory approval, if we are unable to successfully complete our clinical trials or other testing, or if the results of these and other trials or tests fail to demonstrate efficacy or raise safety concerns, we may be delayed in obtaining marketing approval for our product candidates, or may never be able to obtain marketing approval.

Even if regulatory approval of a product candidate is obtained, such approval may be subject to significant limitations on the indicated uses for which that product may be marketed, conditions of use, and/or significant post approval obligations, including additional clinical trials. These regulatory requirements may, among other things, limit the size of the market for the product. Even after approval, discovery of previously unknown problems with a product, manufacturer, or facility, such as previously undiscovered side effects, may result in restrictions on any product, manufacturer, or facility, including, among other things, a possible withdrawal of approval of the product.

We have not yet conducted a clinical trial designed to demonstrate the efficacy of OMS201 and, if we elect to conduct additional clinical trials evaluating the product candidate, can provide no assurances that any of them will demonstrate efficacy.

Our success could also depend on the successful commercialization of our third PharmacoSurgery product candidate, OMS201, for use during urological procedures. We have not obtained regulatory approval to market OMS201 for any indication in any jurisdiction and we may never be able to obtain approval or, if approvals are obtained, to commercialize OMS201 successfully.

In the fourth quarter of 2010 we completed a successful Phase 1/Phase 2 clinical trial evaluating OMS201 in patients undergoing ureteroscopy for removal of ureteral or renal stones. This trial was designed to evaluate the safety and systemic absorption of two sequentially higher doses of OMS201, but the trial was not powered to assess efficacy. We have not yet conducted a clinical trial designed to demonstrate the efficacy of OMS201, we may not have the resources to conduct further clinical trials of OMS201 and can provide no assurances that, if such trials are performed, OMS201 will demonstrate efficacy. If we elect to conduct one or more additional clinical trials of OMS201, we will incur significant development costs and there can be no assurance that data from any subsequent clinical trials will be positive and, even if the data are positive, the FDA may decide that our clinical trials or data are insufficient for marketing approval and require additional preclinical, clinical or other studies. If OMS201 does not receive regulatory approval, or if it is not successfully commercialized, we may not be able to generate revenue, become profitable, fund the development of our other product candidates or our preclinical programs or continue our operations.

If our clinical trials are delayed, we may be unable to develop our product candidates on a timely basis, which will increase our development costs and delay the potential commercialization of our products and the subsequent receipt of revenue from sales, if any.

We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical trials that will cause regulatory agencies, Institutional Review Boards or us to delay our clinical trials or suspend or delay the analysis of the data from those trials. Clinical trials can be delayed for a variety of reasons, including:

•	discussions with the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

•

delays or the inability to obtain required approvals from Institutional Review Boards, Ethics Committees or other responsible entities at clinical sites selected for participation in our clinical trials;

•	delays in enrolling patients into clinical trials;

•	lower than anticipated retention rates of patients in clinical trials;

•

the need to repeat or conduct additional clinical trials as a result of problems such as inconclusive or negative results, poorly executed testing, a failure of a clinical site to adhere to the clinical protocol or unacceptable protocol design;

•	an insufficient supply of product candidate materials or other materials necessary to conduct our clinical trials;

•	the need to qualify new suppliers of product candidate materials for FDA and foreign regulatory approval;

•	an unfavorable FDA inspection or review of a clinical trial site or records of any clinical investigation;

•	the occurrence of unacceptable drug-related side effects or adverse events experienced by participants in our clinical trials; or

•	the placement of a clinical hold on a trial.

In addition, a clinical trial may be suspended or terminated by us, the FDA or other regulatory authorities due to a number of factors, including:

•	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•	unforeseen safety issues or any determination that a trial presents unacceptable health risks; or

•

lack of adequate funding to continue the clinical trial, including the incurrence of unforeseen costs due to enrollment delays, requirements to conduct additional trials and studies and increased expenses associated with the services of our contract research organizations, or CROs, and other third parties.

Changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to Institutional Review Boards for re-examination, which may impact the costs, timing or successful completion of a clinical trial. If the results of our clinical trials are not available when we expect or if we encounter any delay in the analysis of data from our clinical trials, we may be unable to file for regulatory approval or conduct additional clinical trials on the schedule we currently anticipate. Any delays in completing our clinical trials may increase our development costs, would slow down our product development and application process, could delay our receipt of product revenue and could make it difficult to raise additional capital. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. In addition, significant clinical trial delays also could allow our competitors to bring products to market before we do and impair our ability to commercialize our future products and may harm our business.

Our existing and future product candidates, including our co-lead product candidates OMS302 and OMS103HP, may never achieve market acceptance even if we obtain regulatory approvals.

Even if we receive regulatory approvals for the commercial sale of one or more of our existing or future product candidates, including OMS302 and OMS103HP, the commercial success of these product candidates will depend on, among other things, their acceptance by physicians, patients, third-party payors and other members of the medical community. If our product candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business. Market acceptance of, and demand for, any product candidate that we may develop and commercialize will depend on many factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;

•	availability, relative cost and relative efficacy of alternative and competing treatments;

•	the effectiveness of our marketing and distribution strategy to, among others, hospitals, surgery centers, physicians and/or pharmacists;

•	prevalence of the condition for which the product is approved or frequency of the surgical procedure;

•	acceptance by physicians of each product as a safe and effective treatment;

•	perceived advantages over alternative treatments;

•	relative convenience and ease of administration;

•	the availability of adequate reimbursement by third parties;

•	the frequency and severity of adverse side effects; and

•	publicity concerning our products or competing products and treatments.

Further, the number of operations in which our PharmacoSurgery products, if approved, would be used may be significantly less than the total number of operations performed according to the market data obtained from industry sources. If our product candidates do not become widely accepted by physicians, patients, third-party payors and other members of the medical community, it is unlikely that we will ever become profitable, and if we are unable to increase market penetration of our product candidates, our growth will be significantly harmed.

We have a history of operating losses, and we may not achieve or maintain profitability.

We have not been profitable and have generated substantial operating losses since we were incorporated in June 1994. We had net losses of approximately $28.5 million, $29.3 million and $21.1 million for the years ended December 31, 2011, 2010 and 2009, respectively. As of March 31, 2012, we had an accumulated deficit of approximately $185.0 million. We expect to incur additional losses for at least the next several years and cannot be certain that we will ever achieve profitability, and we do not anticipate generating revenue from the sale of our product candidates until 2014 at the earliest. As a result, our business is subject to all of the risks inherent in the development of a new business enterprise, such as the risks that we may be unable to obtain additional capital needed to support the preclinical and clinical expenses of development and commercialization of our product candidates, to develop a market for our potential products, to successfully transition from a company with a research and development focus to a company capable of commercializing our product candidates and to attract and retain qualified management as well as technical and scientific staff.

If we are unable to raise additional capital when needed or on acceptable terms, we may be unable to complete the development and commercialization of OMS302, OMS103HP or our other product candidates, or continue our other preclinical development programs.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts to:

•	complete the Phase 3 clinical program of OMS302 for use in ILR procedures;

•	complete the Phase 3 clinical program of OMS103HP for use in arthroscopic partial meniscectomy surgery;

•

continue the research and development necessary to screen orphan GPCRs and commence related medicinal chemistry efforts as required pursuant to our GPCR program funding agreements with Vulcan Inc., which we refer to, together with its affiliates, as Vulcan, and Life Sciences Discovery Fund Authority, a granting agency of the State of Washington, or LSDF, and as required to advance this program for potential partnering or internal development of potential product candidates targeting GPCRs;

•	scale-up and produce clinical and commercial supplies of product candidates, and conduct clinical studies for our product candidates, including for our PDE10, PDE7, MASP-2 and Plasmin programs;

•	initiate, conduct and complete the next clinical trials of OMS201 for use in urological procedures;

•	continue research and development in all of our programs;

•	make milestone payments to our collaborators;

•	make principal and interest payments when due under our debt facility with Oxford Finance Corporation, or Oxford;

•	initiate and conduct clinical trials for other product candidates; and

•	launch and commercialize any product candidates for which we receive regulatory approval.

If we do not raise additional capital, we may be unable to complete all of the clinical trials in our Phase 3 clinical programs for OMS302 and OMS103HP, which would prevent us from seeking marketing approval and generating sales revenue for one or both of those product candidates. Also, our clinical trials may be delayed or we may need to conduct additional trials for many of the reasons discussed in these “Risk Factors,” which would increase our development expenses and may require us to raise additional capital to complete their clinical development and commercialization and to decrease spending on our other development programs. Furthermore, we may need to raise additional capital to advance one or more of our preclinical programs into clinical development. If we are unable to raise sufficient capital to complete the clinical development of OMS302 or OMS103HP or advance one or more of our preclinical development programs into the clinic, our business and prospects could be harmed and our stock price could decline significantly.

The terms of our debt facility place restrictions on our operating and financial flexibility and, if we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

We borrowed $20.0 million pursuant to the terms of a loan and security agreement with Oxford, pursuant to which we owed $18.4 million in principal and interest as of March 31, 2012. As collateral for this loan, we pledged substantially all of our assets other than intellectual property. Our agreement with Oxford restricts our ability to incur additional indebtedness, pay dividends and engage in significant business transactions such as a change of control of Omeros, so long as we owe any amounts to Oxford under the agreement. Any of these restrictions could significantly limit our operating and financial flexibility and ability to respond to changes in our business or competitive activities. In addition, if we default under our agreement, Oxford may have the right to accelerate all of our repayment obligations under the agreement and to take control of our pledged assets, which include our cash, cash equivalents and short-term investments, potentially requiring us to renegotiate our agreement on terms less favorable to us. Further, if we are liquidated, Oxford’s right to repayment would be senior to the rights of the holders of our common stock to receive any proceeds from the liquidation. An event of default under the loan and security agreement includes the occurrence of any material adverse effect upon our business operations, properties, assets, results of operations or financial condition, taken as a whole with respect to our viability, that would reasonably be expected to result in our inability to repay the loan. If Oxford declares a default upon the occurrence of any event that it interprets as having a material adverse effect upon us as defined under our agreement, we will be required to repay the loan immediately or to attempt to reverse Oxford’s declaration through negotiation or litigation. Any declaration by Oxford of an event of default could significantly harm our business and prospects and could cause our stock price to decline. If we raise any additional debt financing, the terms of such debt could further restrict our operating and financial flexibility.

Our agreements with Vulcan and LSDF include terms that may reduce the purchase price that a third party would be willing to pay for the GPCR program or for us in a change of control, should we elect to proceed with either of such transactions.

Under our GPCR funding agreement with Vulcan, if we decide to sell or assign all or substantially all of the assets in our GPCR program prior to the time that Vulcan has received $60.0 million from our agreement, Vulcan may require that the purchaser assume all of our rights and obligations pursuant to the agreement, including our obligation to pay tiered percentages of net proceeds that we receive from the GPCR program. The term of the Vulcan agreement is at least 35 years. If, at our option, we elect to assign the LSDF agreement in connection with the sale of the GPCR program, a potential purchaser would also have to assume similar payment obligations to LSDF. Potential purchasers of our GPCR program may be less inclined to purchase the program because of these obligations. Further, even if they are willing to assume our rights and obligations, they may be unwilling to pay as much for our GPCR program as they would be without such requirement. In addition, if we are acquired in a change of control, the acquiring party will be required to assume our rights and obligations under the Vulcan and LSDF agreements. A party that wants to acquire us through a change of control may also be less inclined to do so or not be willing to pay as much to acquire us because of the Vulcan and LSDF agreements.

We have granted Vulcan a lien on all of our GPCR assets, excluding intellectual property, that provides Vulcan a right, senior to our shareholders, to receive proceeds generated from a liquidation of our GPCR assets as well as potentially limiting our operating and financial flexibility.

We have granted Vulcan a lien on all of our GPCR assets, excluding intellectual property, to secure our obligations under our agreement with Vulcan. This lien is, and will continue to be, junior to security interests we grant to third parties, such as Oxford, in connection with indebtedness for borrowed money. The lien will automatically be released once we have paid Vulcan or its affiliate $25.0 million out of net proceeds received from the GPCR program. If we default under our agreement with Vulcan, in certain circumstances Vulcan may, subject to the rights of any holders of senior security interests, take control of such pledged assets. We have also agreed with Vulcan not to grant any liens on our GPCR-related intellectual property related to our cellular redistribution assay, subject to specified exceptions. If we are liquidated, Vulcan’s right to receive any payments then due under our agreement would be senior to the rights of the holders of our common stock to receive any proceeds from the liquidation of our GPCR program assets. Further, the junior lien and negative pledge on our intellectual property restricts our operating and financial flexibility, potentially limiting our ability to pursue business opportunities and making it more difficult for us to respond to changes in our business.

We rely on third parties to conduct portions of our preclinical research and clinical trials. If these third parties do not perform as contractually required or otherwise expected, or if we fail to adequately supervise or monitor these parties, we may not be able to obtain regulatory approval for or commercialize our product candidates.

We rely on third parties, such as CROs and research institutions, to conduct a portion of our preclinical research. We also rely on third parties, such as medical institutions, clinical investigators and CROs, to assist us in conducting our clinical trials. Nonetheless, we are responsible for confirming that our preclinical research and clinical trials are conducted in accordance with applicable regulations, the relevant trial protocol and within the context of approvals by an Institutional Review Board. Our reliance on these third parties does not relieve us of responsibility for ensuring compliance with FDA regulations and standards for conducting, monitoring, recording and reporting the results of preclinical research and clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our preclinical and clinical development processes may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for our product candidates.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate product revenue.

We do not have a sales and marketing organization, and Omeros has never sold, marketed or distributed any biopharmaceutical product. Developing an internal sales force is expensive and time-consuming and commonly is commenced 18 months in advance of product launch. Any delay in developing an internal sales force could impact the timing of any product launch. If we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues are likely to be lower than if we market and sell any approved product candidates that we develop ourselves. Factors that may inhibit our efforts to commercialize any approved product candidates without collaboration partners include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•

the inability of sales personnel to obtain access to or persuade adequate numbers of hospitals, surgery centers, physicians and/or pharmacists to purchase, use or prescribe any approved product candidates;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we are unsuccessful in building a sales and marketing infrastructure or unable to partner with one or more third parties to perform sales and marketing services for our product candidates, we will have difficulty commercializing our product candidates, which would adversely affect our business and financial condition.

We have no capacity to manufacture clinical or commercial supplies of our product candidates and intend to rely solely on third parties to manufacture clinical and commercial supplies of all of our product candidates.

We do not intend to manufacture our product candidates for our clinical trials or on a commercial scale and intend to rely on third parties to do so. With the exception of our agreement with Hospira Worldwide, Inc. for the commercial supply of liquid OMS103HP, we have not yet entered into any agreement for the commercial supply of any of our product candidates, including OMS302, and can provide no assurance that we will be able to do so on commercially reasonable terms, if at all. Any significant delays in the manufacture of clinical or commercial supplies of our product candidates could materially harm our business and prospects.

If the contract manufacturers that we rely on experience difficulties with manufacturing our product candidates or fail FDA inspections, our clinical trials, regulatory submissions and ability to commercialize our product candidates and generate revenue may be significantly delayed.

Contract manufacturers that we select to manufacture our product candidates for clinical testing or for commercial use may encounter difficulties with the small- and large-scale formulation and manufacturing processes required for such manufacture. These difficulties could result in delays in clinical trials, regulatory submissions, or commercialization of our product candidates. Once a product candidate is approved and being marketed, these difficulties could also result in the later recall or withdrawal of the product from the market or failure to have adequate supplies to meet market demand. Even if we are able to establish additional or replacement manufacturers, identifying these sources and entering into definitive supply agreements and obtaining regulatory approvals may require a substantial amount of time and cost and such supply arrangements may not be available on commercially reasonable terms, if at all.

In addition, we and our contract manufacturers must comply with current good manufacturing practice requirements strictly enforced by the FDA through its facilities inspection program. These requirements include quality control, quality assurance and the maintenance of records and documentation. We or our contract manufacturers may be unable to comply with current good manufacturing practice requirements or with other FDA, state, local and foreign regulatory requirements. Although we have obligations to review their compliance, we have little control over our contract manufacturers’ compliance with these regulations and standards, or with their quality control and quality assurance procedures. For the liquid formulation of OMS103HP and our other product candidates, large-scale manufacturing processes that have been developed will require validation studies, which the FDA must review and approve. Failure to comply with these requirements by our contract manufacturers could result in the initiation of enforcement actions by the FDA and other regulatory authorities, as well as sanctions being imposed on us, including fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall or withdrawal of product approval. If the safety of any product candidate supplied by contract manufacturers is compromised due to their failure to adhere to applicable laws or for other reasons, we may not be able to obtain or maintain regulatory approval for or successfully commercialize one or more of our product candidates, which would harm our business and prospects significantly.

If one or more of our contract manufacturers were to encounter any of these difficulties or otherwise fail to comply with its contractual obligations, our ability to provide product candidates to patients in our clinical trials or on a commercial scale would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical trial programs and, depending on the period of delay, require us to commence new trials at significant additional expense or terminate the trials completely. If we need to change to other commercial manufacturers, the FDA and comparable foreign regulators must first approve these manufacturers’ facilities and processes, which could require new testing and compliance inspections, and the new manufacturers would have to be educated in or independently develop the processes necessary for the production of our product candidates.

Ingredients necessary to manufacture our PharmacoSurgery product candidates may not be available on commercially reasonable terms, if at all, which may delay the development and commercialization of our product candidates.

We must purchase from third-party suppliers the ingredients necessary for our contract manufacturers to produce our PharmacoSurgery product candidates for our clinical trials and, if approved, for commercial distribution. Suppliers may not sell these ingredients to us at the time we need them or on commercially reasonable terms, if at all. Although we intend to enter into agreements with third-party suppliers that will guarantee the availability and timely delivery of ingredients for our PharmacoSurgery product candidates, we have not yet entered into and we may be unable to secure any such supply agreements or guarantees. Even if we were able to secure such agreements or guarantees, our suppliers may be unable or choose not to provide us the ingredients in a timely manner or in the minimum guaranteed quantities. If we are unable to obtain and then supply these ingredients to our contract manufacturers for our clinical trials, potential regulatory approval of our product candidates would be delayed, significantly impacting our ability to develop our product candidates, which would materially affect our ability to generate revenue from the sale of our product candidates.

We may need licenses for active ingredients from third parties so that we can develop and commercialize some product candidates from some of our current preclinical programs, which could increase our development costs and delay our ability to commercialize products.

Should we decide to use active ingredients in any of our product candidates that are proprietary to one or more third parties, we would need to obtain licenses to those active ingredients from those third parties. For example, we intend to use proprietary active ingredients that we have exclusively licensed from Daiichi Sankyo Co., Ltd. for our PDE7 program. If we are unable to access rights to these active ingredients prior to conducting preclinical toxicology studies intended to support clinical trials, we may need to develop alternate product candidates from these programs by either accessing or developing alternate active ingredients, resulting in increased development costs and delays in commercialization of these product candidates. If we are unable to access rights to the desired active ingredients on commercially reasonable terms or develop suitable alternate active ingredients, we may not be able to commercialize product candidates from these programs.

We may not be successful in partnering new drug targets made accessible by our GPCR program.

To fully exploit the developments arising from our GPCR program, we intend to partner or out-license our proprietary rights associated with some of the new drug targets made accessible by our GPCR program. There can be no assurance that we will enter into any such agreements and, even if we do, that the terms of any such agreements will be favorable to us. For example, potential partners may require that we first advance the development and optimization of functionally active compounds identified from our high-throughput screening of orphan GPCRs prior to entering into a licensing or other partnering arrangement, requiring us to invest substantial resources without any certainty that we will successfully optimize one or more of the compounds or recover our investment. Potential partners may also require that we obtain the issuance of patents protecting the new drug targets and compounds that interact with those targets. We may not be successful in obtaining the issuance of such patents for the targets and compounds we intend to partner or for the targets and compounds we intend to develop ourselves and, even if we do, the breadth of our patent rights may be inadequate or may be viewed as inadequate by potential partners. Further, if we are unable to secure the issuance of patents or patents of adequate breadth, we may be unable to exclude competitors from developing and commercializing compounds that interact with GPCR targets, limiting our ability to successfully commercialize these targets either independently or with a partner.

Our ability to pursue the development and commercialization of product candidates from our MASP-2 program depends on the continuation of licenses from third parties.

Our MASP-2 program is based in part on intellectual property rights that we licensed on a worldwide exclusive basis from the University of Leicester, the UK Medical Research Council at Oxford University and Helion Biotech ApS. The continued maintenance of these agreements requires us to undertake development activities and, if regulatory approval for marketing is obtained, to pay royalties to each of these organizations upon commercialization of a MASP-2 product candidate. In addition, we are obligated to pay Helion Biotech ApS up to $6.9 million upon the achievement of certain events related to a MASP-2 product candidate, such as the filing of an Investigational New Drug application with the FDA, initiation of clinical trials, receipt of marketing approval and reaching specified sales milestones. Our ability to continue development and commercialization of product candidates from our MASP-2 program depends on our maintaining these exclusive licenses, which cannot be assured.

Our ability to pursue the development and commercialization of product candidates from our MASP-2 and Plasmin programs depends on third-party developers and manufacturers of biologic drug products.

Any product candidate from our MASP-2 or Plasmin programs would be a biologic drug product and we do not have the internal capability to sequence, hybridize or clone biologics or to produce them for use in clinical trials or on a commercial scale. We do not currently have agreements in place with manufacturers of biologics to manufacture clinical or commercial quantities of drug product for our MASP-2 or Plasmin programs and cannot be certain that such agreements could be entered into on commercially reasonable terms, if at all. There are only a limited number of manufacturers of biologic drug products. If we are unable to obtain clinical supplies of product candidates for one of these programs, clinical trials or the development of any such product candidate for that program could be substantially delayed until we can find and qualify a manufacturer, which may increase our development costs, slow down our product development and approval process, delay receipt of product revenue and make it difficult to raise additional capital.

Our preclinical programs may not produce product candidates that are suitable for clinical trials or that can be successfully commercialized or generate revenue through partnerships.

Any product candidates from our preclinical programs, including our PDE10, PDE7, MASP-2, Plasmin and GPCR programs, must successfully complete preclinical testing, which may include demonstrating efficacy and the lack of toxicity in established animal models, before entering clinical trials. Many pharmaceutical and biological product candidates do not successfully complete preclinical testing and, even if preclinical testing is successfully completed, may fail in clinical trials. In addition, there can be no assurance that positive results from preclinical studies will be predictive of results obtained from subsequent preclinical studies or clinical trials. For example, our studies of PDE7 inhibitors in different animal models of Parkinson’s disease, which may or may not be relevant to the mechanism of action of PDE7 inhibitors in humans, have produced varying results. Further, we cannot be certain that any of our preclinical product development programs will generate product candidates that are suitable for clinical testing. For example, we have not yet generated any product candidates from our GPCR program. We may discover that there are fewer drugable targets among the orphan GPCRs than we currently estimate and that, for those orphan GPCRs for which we identify functionally active compounds that we elect to develop independently, we are unable to develop related product candidates that successfully complete preclinical or clinical testing. If we are unable to develop product candidates, potential corporate partners may be unwilling to enter into partnership agreements with us. We also cannot be certain that any product candidates that do advance into clinical trials will successfully demonstrate safety and efficacy in clinical trials. Even if we achieve positive results in early clinical trials, they may not be predictive of the results in later trials.

Because we have a number of development programs and are considering a variety of product candidates, we may expend our limited resources to pursue a particular candidate or candidates and fail to capitalize on candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited resources, we must focus on clinical and preclinical development programs and product candidates that we believe are the most promising. As a result, we may forego or delay pursuit of opportunities with other product candidates or other indications that later prove to have greater commercial potential and may not be able to progress development programs, including our GPCR program, as rapidly as otherwise possible. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Further, if we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, license or other royalty arrangements in cases in which it would have been advantageous for us to retain sole development and commercialization rights.

It is difficult and costly to protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection for the use, formulation and structure of our product candidates, the methods used to manufacture them, the related therapeutic targets and associated methods of treatment, as well as on successfully defending these patents against potential third-party challenges. Our ability to protect our product candidates from unauthorized making, using, selling, offering to sell or importing by third parties is dependent on the extent to which we have rights under valid and enforceable patents that cover these activities.

The patent positions of pharmaceutical, biotechnology and other life sciences companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date in the United States, and tests used for determining the patentability of patent claims in all technologies are in flux. The pharmaceutical, biotechnology and other life sciences patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Further, the determination that a patent application or patent claim meets all of the requirements for patentability is a subjective determination based on the application of law and jurisprudence. For example, in the United States, a determination of patentability by the U.S. Patent and Trademark Office, or USPTO, or validity by a court or other trier of fact requires a determination that the claimed invention has utility and is both novel and non-obvious to those of ordinary skill in the art in view of prior known publications and public information, and that the patent specification supporting the claim adequately describes the claimed invention, discloses the best mode known to the inventors for practicing the invention, and discloses the invention in a manner that enables one of ordinary skill in the art to make and use the invention, such as for our target-based technologies. The ultimate determination by the USPTO or by a court of other trier of fact in the United States, or corresponding foreign national patent offices or courts, on whether a claim meets all requirements of patentability cannot be assured. Although we have conducted searches for third-party publications, patents and other information that may impact the patentability of claims in our various patent applications and patents, we cannot be certain that all relevant information has been identified. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or patent applications, our licensed patents or patent applications or in third-party patents.

Our issued PharmacoSurgery patents that are directed to OMS302 and OMS103HP have terms that will expire as late as July 30, 2023 for OMS302 and September 24, 2022 for OMS103HP. If our pending PharmacoSurgery applications issue as patents, the expiration dates of those patents will be August 4, 2032 for

OMS103HP and March 17, 2026 for OMS201, not taking into account any extensions due to potential adjustment of patent terms resulting from USPTO delays. We intend to file additional patent applications directed to OMS302 which, if issued, are expected to provide patent terms ending 2033 or later. We cannot assure you that any of these patent applications will be found to be patentable, including over our own prior art patents, or will issue as patents, nor can we make assurances as to the scope of any claims that may issue from these pending and future patent applications or to the outcome of any proceedings by any potential third parties that could challenge the patentability, validity or enforceability of our patents and patent applications in the United States or foreign jurisdictions, which could limit patent protection for our product candidates and materially harm our business.

The degree of future protection for our proprietary rights is uncertain, because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not have been the first to make the inventions covered by any of our patents, if issued, or our pending patent applications;

•	we might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative technologies or products or duplicate any of our technologies or products;

•

we may not be able to generate sufficient data to fully support patent applications that protect the entire breadth of developments expected to result from our development programs, including the GPCR program;

•

it is possible that none of our pending patent applications will result in issued patents or, if issued, that these patents will be sufficient to protect our technology or provide us with a basis for commercially viable products or provide us with any competitive advantages;

•	if our pending applications issue as patents, they may be challenged by third parties as not infringed, invalid or unenforceable under U.S. or foreign laws;

•	if issued, the patents under which we hold rights may not be valid or enforceable; or

•

we may develop additional proprietary technologies or products that are not patentable and which are unlikely to be adequately protected through trade secrets if, for example, a competitor were to independently develop duplicative, similar or alternative technologies or products.

In addition, to the extent we are unable to obtain and maintain patent protection for one of our product candidates or in the event such patent protection expires, it may no longer be cost-effective to extend our portfolio by pursuing additional development of a product candidate for follow-on indications.

We also may rely on trade secrets to protect our technologies or products, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third-party entity illegally obtained and is using any of our trade secrets is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

If we choose to go to court to stop someone else from using our inventions, that individual or company has the right to ask the court to rule that the underlying patents are invalid or should not be enforced against that third party. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the infringement of these patents. There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe the patents.

Further, a third party may claim that we or our contract manufacturers are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in the alleged infringing activity, including making, using or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we or our contract manufacturers are infringing the third party’s patents and would order us or our partners to stop the activities covered by the patents. In addition, there is a risk that a court will order us or our contract manufacturers to pay the other party’s damages for having violated the other party’s patents. We have indemnified our contract manufacturers against certain patent infringement claims and thus may be responsible for any of their costs associated with such claims and actions. The pharmaceutical, biotechnology and other life sciences industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts and the interpretation is not always uniform. If we were sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Although we have conducted searches of third-party patents with respect to our programs, these searches may not have identified all relevant third-party patents. Consequently, we cannot assure you that third-party patents containing claims covering our product candidates, programs, technologies or methods do not exist, have not been filed, or could not be filed or issued.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our patents, our licensors’ patents, our pending applications or our licensors’ pending applications, or that we or our licensors were the first to invent or the first to file patent applications for inventions embodied in our technologies. Our competitors may have filed, and may in the future file, patent applications covering technologies similar to ours. Any such patent application may have priority over our or our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If our or our licensors’ pending patent applications issue as patents, we can provide you no assurances that the patents will not be challenged in post-grant review or inter-parties review proceedings. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in interference derivation proceeding declared by the USPTO to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our U.S. patent position with respect to such inventions. Similar patent opposition proceedings in other countries and regions may also be costly and could result in the loss of patent rights in those countries and regions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the capital necessary to continue our operations.

We may experience disruptions to our business in connection with moving our offices and laboratory into a new facility during 2012.

In late 2012, we intend to move all of our operations, including our laboratory and vivarium, to a new building. Under our lease, the landlord is responsible for building a laboratory and vivarium in this new facility to our specifications. We can provide no assurances that the landlord will be able to construct a laboratory and vivarium to our specifications by the time that we are required to vacate our current laboratory and vivarium space, or at all. Further, even if the new facility meets our specifications, after moving our laboratory and vivarium into this building we may discover problems that disrupt our research efforts. Any of these problems could substantially damage, disrupt or delay our research and development efforts, require us to find a new facility for our laboratory and vivarium that may not be available on commercially reasonable terms or at all, and materially harm one or more of our development programs and our business and prospects.

We use hazardous materials in our business and must comply with environmental laws and regulations, which can be expensive.

Our research operations produce hazardous waste products, which include chemicals and radioactive and biological materials. We are subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of these materials. Although we believe that our safety procedures for handling and disposing of these materials comply with applicable legal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. We generally contract with third parties for the disposal of such substances and store our low-level radioactive waste at our facilities until the materials are no longer considered radioactive. We may be required to incur further costs to comply with current or future environmental and safety regulations. In addition, although we carry insurance, in the event of accidental contamination or injury from these materials, we could be held liable for any damages that result and any such liability could exceed our insurance coverage and other resources.

The loss of members of our management team could substantially disrupt our business operations.

Our success depends to a significant degree on the continued individual and collective contributions of our management team. The members of our management team are at-will employees, and we do not maintain any key-person life insurance policies other than on the life of Gregory Demopulos, M.D., our president, chief executive officer, interim chief financial officer, treasurer and chairman of the board of directors. Losing the services of any key member of our management team, whether from death or disability, retirement, competing offers or other causes, could delay execution of our business strategy, cause us to lose a strategic partner, or otherwise materially affect our operations.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to maintain our operations or grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. If we are unable to hire and train a sufficient number of qualified employees for any reason, we may not be able to implement our current initiatives or grow effectively. We have in the past maintained a rigorous, highly selective and time-consuming hiring process. We believe that our approach to hiring has significantly contributed to our success to date. If we do not succeed in attracting qualified personnel and retaining and motivating existing personnel, our existing operations may suffer and we may be unable to grow effectively.

To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems and continue to recruit and train additional qualified personnel. Due to our limited financial resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

Our former chief financial officer has filed a lawsuit against us and our current and former directors, the defense of which has and will continue to consume our time and resources and could harm our reputation and the reputations of our current and former directors, materially negatively affect our financial position and cause our stock price to decline.

In December 2008, our former chief financial officer, Richard J. Klein, used our Whistleblower Policy procedures to report to the chairman of our audit committee that we had submitted grant reimbursement claims to the National Institutes of Health, or NIH, for work that we had not performed. In accordance with the Whistleblower Policy and its charter, our audit committee, with special outside counsel, commenced an independent investigation of our NIH grant and claims procedures. The investigation concluded that we had not submitted claims to the NIH for work we had not performed. In January 2009, we terminated Mr. Klein’s employment for reasons other than this incident. Mr. Klein alleged that he was wrongfully terminated and claimed the termination was retaliatory. We subsequently voluntarily reported to the NIH Mr. Klein’s whistleblower report and the audit committee findings; in June 2009 the NIH confirmed to us in writing that it was satisfied with our handling of the grant matters that were the subject of Mr. Klein’s whistleblower report.

On September 21, 2009, Mr. Klein filed a lawsuit against us and some of our current and former directors in the United States District Court for the Western District of Washington, or WDWA, alleging, among other things, that we violated the Federal False Claims Act, wrongfully discharged his employment in violation of public policy and defamed him. Mr. Klein seeks, among other things, double damages in an amount to be proven at trial, actual litigation expenses, damages for loss of past and future earnings and his reasonable attorneys’ fees. On January 8, 2010, the court dismissed all of our non-executive directors from the case with prejudice, and on July 27, 2010 Mr. Klein withdrew his defamation claim. On December 8, 2010, Mr. Klein was granted leave to amend his complaint to add qui tam claims asserted on behalf of the U.S. government under the Federal False Claims Act. The qui tam claims were based on the same NIH grant that was the subject of Mr. Klein’s whistleblower report and related NIH grants totaling $1.3 million. Mr. Klein seeks on behalf of the U.S. government and himself an award of civil penalties, treble damages and attorneys’ fees and costs. On October 17, 2011, the U.S. government filed a notice of its election to decline intervention in the qui tam claims, but this election does not prevent Mr. Klein from continuing these claims or his other claims and does not affect our claims against Mr. Klein. On March 13, 2012, the WDWA issued an order granting our motion to dismiss the majority of the qui tam claims for failing to meet statutory requirements, leaving pending only the qui tam claims related to (1) our alleged obligations stemming from $164,000 of grant funds drawn down by nura, inc. prior to our acquisition of nura, inc. in 2006 and (2) to the timekeeping allegations that we previously reported to the NIH and for which the NIH confirmed to us in writing that it was satisfied with our handling of the matter. Although we have been advised by outside counsel that we have meritorious defenses to Mr. Klein’s allegations, and we are defending against the remaining claims vigorously, neither the outcome of the litigation nor the amount and range of potential damages or exposure associated with the litigation can be assessed with certainty. Further, defending this lawsuit has already consumed and will continue to consume our time and resources and could, depending on the outcome, harm our reputation and the reputations of our current and former directors, and materially negatively affect our financial position and cause our stock price to decline.

Costs associated with the defense of the lawsuit filed by Mr. Klein have to date been paid in part, subject to a reservation of rights, by Carolina Casualty Insurance Company, or CCIC, which was the carrier for our Directors, Officers and Corporate Liability Insurance Coverage that was in place at the time Mr. Klein’s employment with us was terminated. We have been and will continue to pay the remaining portion of the costs of defending the claims raised by Mr. Klein. On February 21, 2012, CCIC filed a complaint for a declaratory judgment against us, our CEO and Mr. Klein in the WDWA, seeking a declaration that CCIC owes no duty to indemnify or defend us or our CEO against the allegations raised by Mr. Klein. On May 10, 2012, we filed counterclaims against CCIC alleging that CCIC breached its duty to defend under the insurance policy, acted unreasonably and in bad faith, and unreasonably denied a claim for coverage in violation of Washington law. We expect that CCIC will continue to pay a portion of the defense costs related to the qui tam claims in this lawsuit while these matters are pending. We intend to defend the declaratory judgment action, and to pursue our counterclaims, vigorously. While we can provide no assurances regarding the outcome of the litigation with CCIC, we believe CCIC is required under the insurance policy to pay our defense costs related to the lawsuit filed by Mr. Klein.

As a public company we incur increased costs and demands on management as a result of complying with the laws and regulations affecting public companies, which could affect our operating results.

As a public company we incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have incurred, and will continue to incur, costs associated with corporate governance requirements, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, as well as rules implemented by the SEC and The NASDAQ Stock Market. There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act and the requirements of the related SEC rules and regulations may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources. We also expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage than was previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are required to make an assessment of the effectiveness of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Further, our independent registered public accounting firm has been engaged to express an opinion on the effectiveness of our internal control over financial reporting. Section 404 requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting for each fiscal year. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses.

If we are unable to comply with the requirements of Section 404, management may not be able to assess whether our internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could result in a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, if we fail to maintain effective controls and procedures, we may be unable to provide the required financial information in a timely and reliable manner or otherwise comply with the standards applicable to us as a public company. Any failure by us to provide the required financial information in a timely manner could materially and adversely impact our financial condition and the market value of our securities.

Risks Related to Our Industry

Our competitors may develop products that are less expensive, safer or more effective, or which may otherwise diminish or eliminate the commercial success of any potential products that we may commercialize.

If our competitors market products that are less expensive, safer or more effective than our future products developed from our product candidates, that reach the market before our product candidates, or that otherwise negatively affect the market, we may not achieve commercial success. For example, we are developing PDE10 inhibitors to identify a product candidate for use in the treatment of schizophrenia and other diseases that affect cognition. Other pharmaceutical companies, many with significantly greater resources than we have, are also developing PDE10 inhibitors for the treatment of schizophrenia and other diseases that affect cognition and these companies may be further along in development. Pfizer Inc. recently announced that its PDE10 inhibitor product candidate failed to demonstrate efficacy in a Phase 2 clinical trial evaluating the compound in acute exacerbation of schizophrenia. This and other potential clinical trial failures of PDE10 inhibitor product candidates may negatively reflect on the ability of our PDE10 inhibitor product candidates under development to demonstrate safety and efficacy. In addition, we believe that other companies are attempting to find compounds that functionally interact with orphan GPCRs. If any of these companies are able to achieve this for a given orphan GPCR before we do, we may be unable to establish a commercially valuable intellectual property position around that orphan GPCR. Further, the failure of any future products developed from our product candidates to effectively compete with products marketed by our competitors would impair our ability to generate revenue, which would have a material adverse effect on our future business, financial condition and results of operations.

We expect to compete with other biopharmaceutical and biotechnology companies, and our competitors may:

•	develop and market products that are less expensive or more effective than any future products developed from our product candidates;

•	commercialize competing products before we can launch any products developed from our product candidates;

•	operate larger research and development programs, possess commercial-scale manufacturing operations or have substantially greater financial resources than we do;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;

•	more effectively negotiate third-party licenses and strategic relationships; and

•	take advantage of acquisition or other opportunities more readily than we can.

We expect to compete for market share against large pharmaceutical and biotechnology companies, smaller companies that are collaborating with larger pharmaceutical companies, new companies, academic institutions, government agencies and other public and private research organizations. In addition, the pharmaceutical and biotechnology industry is characterized by rapid technological change. Because our research approach integrates many technologies, it may be difficult for us to remain current with rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Our competitors may render our technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our product discovery process that we believe we derive from our research approach and proprietary technologies and programs.

In addition, physicians may continue with their respective current treatment practices, including the use of current preoperative and postoperative treatments, rather than adopt our PharmacoSurgery product candidates.

Our product candidates could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our product candidates if and when any of them are approved.

Any product candidate for which we obtain marketing approval, together with the manufacturing processes, post-approval clinical data, and advertising and promotional activities for such product candidate, will be subject to continued regulation by the FDA and other regulatory agencies. Even if regulatory approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product candidate may be marketed or to the conditions of approval, or the approval may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product candidate. Later discovery of previously unknown problems with our product candidates or their manufacture, or failure to comply with regulatory requirements, may result in:

•	restrictions on such product candidates or manufacturing processes;

•	withdrawal of the product candidates from the market;

•	voluntary or mandatory recalls;

•	fines;

•	suspension of regulatory approvals;

•	product seizures; or

•	injunctions or the imposition of civil or criminal penalties.

If we are slow or unable to adapt to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, we may lose marketing approval for our product candidates when and if any of them are approved.

Failure to obtain regulatory approval in foreign jurisdictions would prevent us from marketing our products internationally.

We intend to have our product candidates marketed outside the United States. In order to market our products in the European Union and many other non-U.S. jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. We may be unable to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. The approval procedure varies among countries and can involve additional testing and data review. The time required to obtain foreign regulatory approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval discussed in these “Risk Factors.” We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory agencies in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory agencies in other foreign countries or by the FDA. The failure to obtain these approvals could harm our business.

If we are unable to obtain adequate reimbursement from governments or third-party payors for any products that we may develop or if we are unable to obtain acceptable prices for those products, they may not be purchased or used and, as a result, our revenue and prospects for profitability could suffer.

Our future revenue and profit will depend heavily on the availability of adequate reimbursement for the use of our approved product candidates from governmental and other third-party payors, both in the United States and in other countries. Even if we are successful in bringing one or more product candidates to market, these products may not be considered cost-effective, and the amount reimbursed for any product candidates may be insufficient to allow us to sell our product candidates profitably. Reimbursement by a third-party payor may depend on a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Obtaining reimbursement approval for a product from each government or third-party payor is a time-consuming and costly process that will require the build-out of a sufficient staff and could require us to provide supporting scientific, clinical and cost- effectiveness data for the use of our products to each payor. Because none of our product candidates have been approved for marketing, we can provide no assurances at this time regarding their cost-effectiveness and the amount, if any, or method of reimbursement. Further, we can provide no assurance that the amounts, if any, reimbursed to surgical facilities for utilization of our surgery-related product candidates or to surgeons for the administration and delivery of these product candidates will be considered adequate to justify the use of these product candidates. There may be significant delays in obtaining reimbursement coverage for newly approved product candidates and we may not be able to provide data sufficient to gain acceptance with respect to reimbursement. Even when a payor determines that a product is eligible for reimbursement, coverage may be more limited than the purposes for which the product candidate is approved by the FDA or foreign regulatory agencies. Increasingly, third-party payors who reimburse healthcare costs, such as government and private payors, are requiring that companies provide them with predetermined discounts from list prices and challenging the prices charged for medical products. Moreover, eligibility for coverage does not mean that any product candidate will be reimbursed at a rate that allows us to make a profit in all cases, or at a rate that covers our costs, including research, development, manufacturing, sale and distribution. In non-U.S. jurisdictions, we must obtain separate reimbursement approvals and comply with related foreign legal and regulatory requirements. In some countries, including those in the European Union, our product candidates may be subject to government price controls. Pricing negotiations with governmental authorities can take a considerable amount of time after the receipt of marketing approval for a product candidate. If the reimbursement we are able to obtain for any product candidate we develop is inadequate in light of our development and other costs or is significantly delayed, our business could be materially harmed.

Product liability claims may damage our reputation and, if insurance proves inadequate, these claims may harm our business.

We may be exposed to the risk of product liability claims that is inherent in the biopharmaceutical industry. A product liability claim may damage our reputation by raising questions about our product candidate’s safety and efficacy and could limit our ability to sell one or more product candidates, if approved, by preventing or interfering with commercialization of our product candidates. In addition, product liability insurance for the biopharmaceutical industry is generally expensive to the extent it is available at all. There can be no assurance that we will be able to obtain and maintain such insurance on acceptable terms or that we will be able to secure increased coverage if the commercialization of our product candidates progresses, or that future claims against us will be covered by our product liability insurance. Although we currently have product liability insurance coverage for our clinical trials, our insurance coverage may not reimburse us or may be insufficient to reimburse us for any or all expenses or losses we may suffer. A successful claim against us with respect to uninsured liabilities or in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock and This Offering

Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.

During the 12-month period ended March 31, 2012, our stock traded as high as $10.88 per share and as low as $3.16 per share. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors could include:

•	results from our clinical development programs, including the data from our ongoing Phase 3 clinical trials evaluating OMS302 and OMS103HP that we expect to announce during the second half of 2012;

•	FDA or international regulatory actions, including failure to receive regulatory approval for any of our product candidates;

•	announcements regarding the progress of our GPCR program;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	quarterly variations in our results of operations or those of our competitors;

•	our ability to develop and market new and enhanced product candidates on a timely basis;

•	announcements by us or our competitors of acquisitions, regulatory approvals, clinical milestones, new products, significant contracts, commercial relationships or capital commitments;

•	third-party coverage and reimbursement policies;

•	additions or departures of key personnel;

•	commencement of, or our involvement in, litigation;

•

our ability to meet our repayment and other obligations under our $20.0 million debt facility with Oxford, pursuant to which our indebtedness for outstanding principal and interest was $18.4 million as of March 31, 2012;

•	the inability of our contract manufacturers to provide us with adequate commercial supplies of our product candidates;

•	changes in governmental regulations or in the status of our regulatory approvals;

•	changes in earnings estimates or recommendations by securities analysts;

•	any major change in our board or management;

•	general economic conditions and slow or negative growth of our markets; and

•	political instability, natural disasters, war and/or events of terrorism.

From time to time, we estimate the timing of the accomplishment of various scientific, clinical, regulatory and other product development goals or milestones. These milestones may include the commencement or completion of scientific studies and clinical trials and the submission of regulatory filings. Also, from time to time, we expect that we will publicly announce the anticipated timing of some of these milestones. All of these milestones are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, our stock price may decline and the commercialization of our product and product candidates may be delayed.

In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 2,926,830 shares of our common stock in this offering at the public offering price of $10.25 per share and based on our net tangible book value as of March 31, 2012, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $9.64 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of product candidates and cause the price of our common stock to decline.

We expect that we will continue to need additional capital in the future; however, such capital may not be available to us on reasonable terms, if at all, when or as we require additional funding. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing shareholders would experience further dilution.

Although we expect to continue to need additional capital, except for our committed equity line financing facility described below, we have no commitments for additional capital and cannot be certain that it will be available on acceptable terms, if at all. Continued disruptions in the global equity and credit markets may further limit our ability to access capital. To the extent that we raise additional funds by issuing equity securities, including pursuant to our committed equity line financing facility, our shareholders may experience significant dilution. Any debt financing, if available, may restrict our operations similar to our debt facility with Oxford. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates or one or more of our other research and development initiatives. We also could be required to seek collaborators for one or more of our current or future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than otherwise might be available or to relinquish or license on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves. We also may have insufficient funds or otherwise be unable to advance our preclinical programs, such as potential new drug targets developed from our GPCR program, to a point where they can generate revenue through partnerships, collaborations or other arrangements. Any of these events could significantly harm our business and prospects and could cause our stock price to decline.

If we sell shares of our common stock under our committed equity line financing facility, our existing shareholders will experience immediate dilution and, as a result, our stock price may go down.

In May 2011, we entered into a committed equity line financing facility, or financing arrangement, under which we may sell up to $40.0 million of our common stock to Azimuth over a 24-month period subject to a maximum of 4,427,562 shares of our common stock. If we elect to use the financing arrangement, the sale of shares of our common stock to Azimuth will have a dilutive impact on our existing shareholders. Azimuth may resell some or all of the shares we issue to it pursuant to the financing arrangement and such sales could cause the market price of our common stock to decline significantly with advances under the financing arrangement. To the extent of any such decline, any subsequent advances would require us to issue a greater number of shares of common stock to Azimuth in exchange for each dollar of the advance. Under these circumstances, our existing shareholders would experience greater dilution and the total amount of financing that we will be able to raise pursuant to the financing arrangement could be significantly lower than $40.0 million. Although Azimuth is precluded from short sales of shares acquired pursuant to advances under the financing arrangement, the sale of our common stock under the financing arrangement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

Future sales of shares by holders of outstanding warrants and options could cause our stock price to decline.

Approximately 7.0 million shares of common stock that are either subject to outstanding warrants or subject to outstanding options or reserved for future issuance under our employee benefit plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Anti-takeover provisions in our charter documents and under Washington law could make an acquisition of us, which may be beneficial to our shareholders, difficult and prevent attempts by our shareholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on shareholder actions by less than unanimous written consent, restrictions on the ability of shareholders to fill board vacancies and the ability of our board of directors to issue preferred stock without shareholder approval. In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning ten percent or more of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We have never declared or paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we have not generated any material revenue. We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. Additionally, under our loan and security agreement with Oxford, dated October 21, 2010, we have agreed not to pay any dividends so long as we have any outstanding obligations under the agreement. Therefore, we currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future, and you should not rely on an investment in our common stock for dividend income.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,926,830 shares of common stock that we are offering will be approximately $28.1 million, or approximately $32.3 million if the underwriters exercise in full their option to purchase additional shares of common stock to cover overallotments, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including expenses related to the clinical development of OMS302 and OMS103HP, as well as for research and development expenses, such as funding preclinical studies and clinical trials, capital expenditures, working capital and otherwise advancing our product candidates towards commercialization. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, any partnering efforts, technological advances and the competitive environment for our product candidates. Our management will have broad discretion in the application of the net proceeds of this offering. Pending application of the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value as of March 31, 2012 was approximately $(12.7) million, or $(0.56) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2012. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering.

After giving effect to the sale of 2,926,830 shares of our common stock at the public offering price of $10.25 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable to us, our adjusted net tangible book value as of March 31, 2012 would have been approximately $15.4 million, or $0.61 per share. This represents an immediate increase in net tangible book value of $1.17 per share to existing shareholders and immediate dilution in net tangible book value of $9.64 per share to investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$10.25
Net tangible book value per share as of March 31, 2012	$(0.56)
Increase in net tangible book value per share attributable to new investors purchasing our common stock in this offering	1.17

As adjusted net tangible book value per share on March 31, 2012, after this offering	0.61
Dilution per share to new investors purchasing our common stock in this offering		$9.64

If the underwriters exercise in full their option to purchase up to 439,024 additional shares of common stock at the public offering price of $10.25 per share, the as adjusted net tangible book value as of March 31, 2012 after this offering would have been approximately $19.7 million, or $0.76 per share, representing an increase in net tangible book value of $1.33 per share to existing shareholders and immediate dilution in net tangible book value of $9.49 per share to investors purchasing common stock in this offering at the public offering price.

The discussion and table above are based on 22,451,837 shares outstanding as of March 31, 2012, and exclude as of that date:

•	4,167,184 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.61 per share;

•	609,016 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $23.85 per share;

•	2,187,800 shares of common stock available for future grants under our 2008 equity incentive plan; and

•	4,427,562 shares of common stock available for future issuance under our equity line of credit with Azimuth.

To the extent that outstanding options or warrants outstanding as of March 31, 2012 have been or may be exercised or other shares issued, including under our equity line of credit, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on The NASDAQ Global Market under the symbol “OMER.” The following table sets forth the range of high and low sales prices per share of our common stock for each calendar quarter.

Year Ending December 31, 2012	High	Low
2nd Quarter (through June 26, 2012)	$13.45	$8.51
1st Quarter	$10.88	$3.96

Year Ended December 31, 2011	High	Low
4th Quarter	$4.15	$3.21
3rd Quarter	$4.37	$3.16
2nd Quarter	$5.50	$3.93
1st Quarter	$8.54	$5.87

Year Ended December 31, 2010	High	Low
4th Quarter	$8.50	$6.71
3rd Quarter	$8.99	$5.78
2nd Quarter	$7.80	$5.02
1st Quarter	$7.70	$5.45

On June 26, 2012, the closing sale price of our common stock, as reported by NASDAQ was $13.25 per share. On March 31, 2012, there were 249 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and under our loan and security agreement with Oxford, dated October 21, 2010, we have agreed not to pay any dividends so long as we have any outstanding obligations under the agreement. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any political subdivision of the United States (unless, in the case of a partnership, U.S. Treasury Regulations are adopted which provide otherwise);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion does not consider:

•	U.S. state or local or non-U.S. tax consequences;

•

in the case of a non-U.S. holder that is an entity treated as a partnership for U.S. federal income tax purposes, the fact that the U.S. tax consequences of holding and disposing of our common stock may be affected by certain determinations made at the partner level;

•	the tax consequences for the shareholders, partners or beneficiaries of a non-U.S. holder;

•	the tax consequences for shareholders holding 5% or more of our common stock;

•

special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, broker-dealers, and traders in securities; or

•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. The following summary assumes that a non-U.S. holder holds our common stock as a capital asset within the meaning of section 1221 of the Code.

Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Distributions on Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any amount paid in excess of such earnings and profits generally will be treated as a recovery of tax basis, to the extent thereof, and then gain from sale. Distributions treated as dividends and paid to non-U.S. holders of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business generally will be subject to U.S. withholding tax at a 30% rate, or if an income tax treaty applies, a lower rate specified by the treaty.

A non-U.S. holder that claims the benefit of an applicable income tax treaty generally will be required to provide an Internal Revenue Service Form W-8BEN and meet certain other requirements. However,

•

in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to the partners of the partnership and the partnership will be required to provide certain information;

•

in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust” or “foreign grantor trust” as defined in the U.S. Treasury Regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under these U.S. Treasury Regulations and the certification requirements applicable to it.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, are subject to U.S. federal income tax, net of certain deductions, at the regular graduated rates and in the manner applicable to United States persons. In that case, we will not withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (including providing Internal Revenue Service Form W-8 ECI). In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation or transparent entity or vehicle ultimately owned by a corporation that are effectively connected with its conduct of a trade or business in the United States.

Disposition of Common Stock

A non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the rates and in the manner applicable to United States persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above may also apply; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules.

Information Reporting and Backup Withholding Tax

Generally, we must report annually to any non-U.S. holder and the U.S. Internal Revenue Service the amount of any dividends paid to such holder, the holder’s name and address, and the amount, if any, of tax withheld. Copies of the information returns reporting those dividends and amounts withheld also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of any applicable income tax treaty or exchange of information agreement.

In addition to information reporting requirements, dividends paid to a non-U.S. holder may be subject to U.S. backup withholding tax. A non-U.S. holder generally will be exempt from this backup withholding tax; however, if such holder properly provides a Form W-8BEN certifying that such holder is a non-United States person or otherwise establishes an exemption and we do not know or have reason to know that the holder is a United States person.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If a non-U.S. holder sells shares of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the non-U.S. holder sells shares of our common stock through a non-U.S. office of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal tax purposes; or

•

is a foreign partnership, if at any time during its tax year one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless such holder properly provides a Form W-8BEN certifying that such holder is not a United States person or otherwise establishes an exemption, and we do not know or have reason to know that such holder is a United States person.

A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by timely filing a properly completed claim for refund with the U.S. Internal Revenue Service.

Recently Enacted Legislation Related to Foreign Accounts

Under recently enacted legislation, withholding may be required in certain instances with respect to dividends in respect of our common stock and gross proceeds from the sale of our common stock for non-U.S. holders that hold our common stock through a “foreign financial institution” (as defined in such legislation) or a non-financial foreign entity. Subject to certain exceptions, a 30% withholding tax will be imposed on such payments after the relevant effective date if paid to a foreign financial institution or non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. To avoid such withholding, a foreign financial institution generally must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of any taxes withheld under this legislation.

Although these rules currently apply to applicable payments made after December 31, 2012, recently released proposed U.S. Treasury Regulations defer the reporting obligation under the rules to dividends paid in respect of our common stock on or after January 1, 2014, and to gross proceeds from the sale or other disposition of our common stock paid on or after January 1, 2015. The regulations will not be effective until they are issued in their final form. As of the date of this prospectus supplement, it is not possible to determine if, and in what form, the proposed regulations will be finalized. Prospective non-U.S. holders should consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

UNDERWRITING

We have entered into an underwriting agreement with Cowen and Company, LLC and Deutsche Bank Securities Inc., as representatives of the underwriters listed in the table below, with respect to the common stock being offered hereby. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Cowen and Company, LLC	1,243,903
Deutsche Bank Securities Inc.	1,097,561
Canaccord Genuity Inc.	263,415
Wedbush Securities Inc.	321,951

Total	2,926,830

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have allocated 14,635 shares of our common stock in this offering to one of our directors on the same terms as the shares that are being offered and sold to the public.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment option to purchase additional shares. We have granted to the underwriters an option to purchase up to 439,024 additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Discounts and commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Share	Without Option	With Option
Public offering price	$10.25	$30,000,008	$34,500,004
Underwriting discount	0.56	1,650,000	1,897,500
Proceeds to us, before expenses	9.69	28,350,008	32,602,504

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $264,000 and are payable by us. Pursuant to Financial Industry Regulatory Authority, Inc., or FINRA, interpretations, total underwriter compensation may not exceed 8% of the gross proceeds of this offering.

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $0.33 per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

Financial advisor. We have engaged WBB Securities, LLC to provide us with financial advisory services in connection with the offering contemplated by this prospectus. In consideration of such advisory services, WBB Securities, LLC will receive a retainer fee of $90,000 in connection with this offering, which is included in the table set forth above detailing the underwriters’ compensation.

Discretionary accounts. The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock.

These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-up agreements. Pursuant to certain “lock-up” agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives or, with respect to our executive officers and directors, Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering. Only to the extent that the rules of FINRA relating to such extensions (or any successor rules thereto) remain in effect, the 90-day restricted period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the public announcement of the material news or the occurrence of the material event, as applicable, unless the representatives waive or, with respect to our executive officers and directors, Cowen and Company, LLC waives, in writing, such extension. Notwithstanding the foregoing, the 90-day restricted period will not be extended if (i) our common stock is an “actively traded security” as defined in Regulation M under the Exchange Act, (ii) we satisfy the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by FINRA Rule 2711(f)(4), (iii) the provisions of FINRA Rule 2711(f)(4) do not restrict the publication or distribution, by the underwriters, of any research relating to us during the 15 days before or after the last day of the restricted period or (iv) the representatives waive or, with respect to our executive officers and directors, Cowen and Company, LLC waives, in writing, such extension.

This lock-up provision applies to common stock and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors are: (a) the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift to any member of the immediate family of the executive officer or director or to a trust formed for the benefit of an immediate family member or (ii) by will or intestate succession, or (iii) as a bona fide gift to a charity, non-profit organization or educational institution; (b) the exercise of options or warrants to purchase our common stock (including exercise on a “cashless” basis to the extent permitted by the instruments representing such options or warrants); (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; and (d) a transfer or sale of any shares pursuant to an existing Rule 10b5-1 plan; each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. The exceptions to the lock-up for us are: (x) our sale of shares in this offering and (y) the issuance of restricted common stock or options to acquire common stock pursuant to our benefit plans, qualified equity incentive plans or other compensation plans.

Notice to Investors

United Kingdom. Each of the underwriters has represented and agreed that:

•

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act of 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with this offering to persons who have professional experience in matters relating to investments falling within Article 19(5) of FSMA Order 2005 or in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive, each referred to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the Relevant Implementation Date, it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

•	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

•

in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any

Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates, or UAE, Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority, or DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. The issue of shares of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly or otherwise.

The shares of common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The shares of common stock may be offered, and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management and the underwriters represent and warrant the shares of common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, in particular, the DIFC.

Electronic offer, sale and distribution of shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

Listing on The NASDAQ Global Market. Our common shares are traded on The NASDAQ Global Market under the symbol “OMER.” The transfer agent for our common shares to be issued in this offering is Computershare Shareowner Services LLC.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Marcia S. Kelbon, General Counsel of Omeros, and Alex F. Sutter, Associate General Counsel of Omeros. As of June 26, 2012, Ms. Kelbon and Mr. Sutter held 107,147 and 0 shares, respectively, of our common stock and options under our equity incentive plans to purchase up to 410,023 and 76,612 additional shares, respectively, of our common stock and were eligible to receive additional equity awards under such plans. Certain other legal matters in connection with this offering will be passed upon by Covington & Burling LLP, Washington, D.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Omeros Corporation appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.omeros.com under the “Investor—Financial Information—SEC Filings” caption to the SEC’s Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.omeros.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, filed with the SEC on May 10, 2012;

•

our Current Reports on Form 8-K filed with the SEC on February 1, 2012, March 13, 2012, March 15, 2012, March 29, 2012, June 4, 2012 and June 18, 2012 (excluding all information furnished in such reports under Items 2.02, 7.01 or 9.01); and

•	the description of our common stock contained in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 1420 Fifth Avenue, Suite 2600, Seattle, Washington 98101, or you may call us at (206) 676-5000.

PROSPECTUS

$100,000,000

By this prospectus, Omeros Corporation may offer, from time to time:

• common stock	• preferred stock
• debt securities	• depositary shares
• warrants	• units

Omeros may offer and sell from time to time, in one or more series or issuances and on terms that Omeros will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Market under the symbol “OMER.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 18, 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “Company,” “Omeros,” “we,” “us,” and “our” refer to Omeros Corporation, a Washington corporation, and, where appropriate, its subsidiary.

Omeros Corporation

Overview

We are a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products focused on inflammation and disorders of the central nervous system. Our most clinically advanced product candidates are derived from our proprietary PharmacoSurgeryTM platform designed to improve clinical outcomes of patients undergoing arthroscopic, ophthalmological, urological and other surgical and medical procedures. Our PharmacoSurgery platform is based on low-dose combinations of therapeutic agents delivered directly to the surgical site throughout the duration of the procedure to preemptively inhibit inflammation and other problems caused by surgical trauma and to provide clinical benefits both during and after surgery. We currently have five ongoing clinical development programs, including four from our PharmacoSurgery platform and one from our Addiction program. Our most advanced clinical development program is in Phase 3 clinical trials. In addition, we have leveraged our expertise in inflammation and the central nervous system to build a deep and diverse pipeline of preclinical programs targeting large markets as well as a platform capable of unlocking new drug targets. For each of our product candidates and programs, we have retained all manufacturing, marketing and distribution rights.

Corporate Information

We were incorporated as a Washington corporation on June 16, 1994. Our principal executive offices are located at 1420 Fifth Avenue, Suite 2600, Seattle, Washington 98101, and our telephone number is (206) 676-5000. Our web site address is www.omeros.com. The information on, or that can be accessed through, our web site is not part of this prospectus.

Omeros®, the Omeros logo®, nura®, and PharmacoSurgeryTM are trademarks of Omeros Corporation in the United States and other countries. This prospectus also includes trademarks of other persons.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock, debt securities, depositary shares, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of the securities we determine to offer.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.01 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred shareholders. Currently, we do not pay a dividend. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. The holders of common stock have no preemptive, conversion or subscription rights.

Preferred Stock and Depositary Shares

Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares of any such series and the designation thereof and to fix the rights, preferences, privileges and restrictions granted to or imposed upon such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, depository shares or depository receipts nor are any shares of our preferred stock, depository shares or depository receipts presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures.

These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,					Quarter Ended June 30, 2010
(in $000’s, except ratios)	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	—	—	—	—	—	—

The ratio of earnings to fixed charges has been computed on a consolidated basis. “Earnings” consist of loss from continuing operations before income taxes plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to debt and an estimate of the interest component of rent expense.

For the six months ended June 30, 2010 and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, our earnings were insufficient to cover fixed charges by $14,465, $21,089, $23,827, $23,091, $22,777, and $7,366, respectively.

As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, the repayment of debt obligations and other capital expenditures. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, we do not currently intend to pay any cash dividends on our common stock in the foreseeable future, and under our Loan and Security Agreement with BlueCrest Venture Finance Master Fund Limited we have agreed not to pay any dividends so long as we have any outstanding obligations under the agreement. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DESCRIPTION OF OUR CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our articles of incorporation and bylaws. This description is only a summary. You should also refer to our articles of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 170,000,000 shares with a par value of $0.01 per share, of which 150,000,000 shares are designated as common stock and 20,000,000 shares are designated as preferred stock. The only equity securities currently outstanding are shares of common stock. As of October 5, 2010, there were 21,520,036 of our common stock issued and outstanding.

The following is a summary of the material provisions of our common stock and preferred stock provided for in our articles of incorporation and bylaws. For more detailed information about our capital stock, please see our articles of incorporation and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Our common stock is listed on The NASDAQ Global Market under the symbol “OMER.” The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. Its address is 480 Washington Blvd., Jersey City, NJ 07310 and its telephone number is 866-272-4615.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our articles of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles of amendment to the articles of incorporation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Warrants

As of June 30, 2010, we had warrants outstanding to purchase an aggregate of 209,017 shares of our common stock, as follows:

•

A warrant that we assumed in connection with our acquisition of nura on August 11, 2006 to purchase 11,539 shares of our common stock with an exercise price of $9.13 per share. This warrant will terminate upon the earlier of (a) April 26, 2015 and (b) certain acquisitions of us as described in the warrant.

•

Warrants issued on March 29, 2007 to purchase an aggregate of 197,478 shares of our common stock with an exercise price of $12.25 per share. These warrants will terminate on the earlier of (a) a change of control as defined in the warrants and (b) March 29, 2012.

The Stanley Medical Research Institute

Pursuant to our funding agreement with The Stanley Medical Research Institute, or SMRI, if we meet the defined clinical milestone set forth in the funding agreement, we have agreed to meet with SMRI to discuss whether SMRI will make, and whether we will accept, a further equity investment of up to $600,000 together with grant funding of up to $2.7 million from SMRI. This additional equity investment and grant are subject to our negotiation of mutually agreeable terms, including the price per share of the equity investment, with SMRI.

Registration Rights

The holders of an aggregate of 1,737,998 shares of our common stock, or their permitted transferees, are entitled to rights with respect to the registration of offer and sale of these shares under the Securities Act. These rights are provided pursuant to the terms of an amended and restated investors’ rights agreement between us and the holders of these shares. Holders of an aggregate of 262,718 of these shares, or their permitted transferees, are entitled to demand registration rights, short-form registration rights and piggyback registration rights. Holders of the remaining 1,475,280 shares, or their permitted transferees, are only entitled to piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand Registration Rights

We will be required, upon the written request of the holders of at least 30% of our shares of common stock issued upon conversion of our convertible preferred stock, to use our best efforts to register the offer and sale of all or a portion of these shares. The demand registration rights are subject to customary limitations, and we are required to effect only one demand registration pursuant to the amended and restated investors’ rights agreement.

Short-Form Registration Rights

If we are eligible to file a registration statement on Form S-3, we will be required, upon the written request of the holders of at least 20% of these shares of our common stock, to have the offer and sale of such shares registered by us at our expense provided that such requested registration has an anticipated aggregate offering price to the public of at least $2.5 million and we have not already effected one short-form registration in the preceding twelve-month period.

Piggyback Registration Rights

If we register the offer and sale of any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriters believe that including these shares would adversely affect the offering. These registration rights have been waived with respect to this offering.

Registration Rights of Azimuth Opportunity, Ltd.

In July 2010, we entered into a common stock purchase agreement, or the purchase agreement, with Azimuth Opportunity, Ltd., or Azimuth, pursuant to which we may, subject to certain customary conditions, require Azimuth to purchase up to $40.0 million of our shares of common stock over the 24-month term following the effectiveness of the resale registration statement described below. In connection with the purchase agreement, we entered into a registration rights agreement with Azimuth, pursuant to which we granted to Azimuth certain registration rights related to the shares issuable in accordance with the purchase agreement. Under the registration rights agreement, we agreed to prepare one or more registration statements for the purpose of registering the resale of the shares of common stock issuable pursuant to the purchase agreement. The initial registration statement was filed and became effective in August 2010. We are also required to use our reasonable efforts to amend such registration statement or file such additional registration statements as necessary to allow the continued registered resale of the shares of common stock issuable pursuant to the purchase agreement.

Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws

Certain provisions of Washington law, our articles of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Limits on Ability of Shareholders to Act by Written Consent or Call a Special Meeting

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. As a result, a holder controlling a majority of our capital stock who is unable to obtain unanimous written consent from all of our shareholders would not be able to amend our bylaws or remove directors without holding a shareholders meeting.

In addition, our articles of incorporation provide that, unless otherwise required by law, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A shareholder may not call a special meeting, which may delay the ability of our shareholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies Filled Only by Directors Then in Office

Vacancies and newly created seats on our board of directors may only be filled by our board of directors. Only our board of directors may determine the number of directors on our board. The inability of our shareholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions may promote a continuity of existing management.

Directors May be Removed Only for Cause

Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our voting stock.

Board Classification

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our shareholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors.

No Cumulative Voting

Our articles of incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

Amendment of Bylaws

Our articles of incorporation and bylaws provide that shareholders can amend our bylaws only upon the affirmative vote of the holders of at least two-thirds of our voting stock.

Washington Anti-Takeover Statute

Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act generally prohibits a target corporation from engaging in specified “significant business transactions” with an “acquiring person.” This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us. An acquiring person is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. The target corporation may not engage in significant business transactions for a period of five years after the date of the transaction in which the person became an acquiring person, unless the transaction or acquisition of shares is approved by a majority of the disinterested members of the target corporation’s board of directors prior to the time of acquisition. Significant business transactions include, among other things:

•	a merger or share exchange with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	a termination of five percent or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	a transaction in which the acquiring person is allowed to receive a disproportionate benefit as a shareholder.

After the five-year period, a significant business transaction may occur, as long as it complies with fair price provisions specified in Chapter 23B.19 or is approved at a meeting of shareholders by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction, not counting the votes of shares as to which the acquiring person has beneficial ownership or voting control. A corporation may not “opt out” of this statute.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “Omeros Corporation,” “we,” “us” or “our” refer only to Omeros Corporation and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “— Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

•

the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1) we fail to pay principal of or any premium on any debt security of that series when due;

(2) we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3) we fail to deposit any sinking fund payment when due;

(4) we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5) certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•

any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and shareholders

No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•

all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, of for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•

renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

•

any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our articles of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes any deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants;

•	provision for changes to or adjustments in the exercise price; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Omeros Corporation.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by shareholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington. A member of Wilson Sonsini Goodrich & Rosati beneficially holds an aggregate of 1,568 shares of our common stock, which represents less than one percent of our outstanding shares of common stock. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Omeros Corporation (a development-stage company) appearing in Omeros Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.omeros.com under the “Investor — Financial Information — SEC Filings” caption to the SEC’s Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.omeros.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010 filed with the SEC on May 12, 2010 and August 10, 2010, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on March 9, March 30, April 2, April 12, April 29, June 2 and July 29, 2010 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on September 30, 2009 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus as supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 1420 Fifth Avenue, Suite 2600, Seattle, Washington 98101, or you may call us at (206) 676-5000.

2,926,830 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cowen and Company	Deutsche Bank Securities

Co-Managers

Canaccord Genuity	Wedbush PacGrow Life Sciences

June 27, 2012